Exhibit 23.1


        Consent of Independent Registered Certified Public Accountants


We consent to the incorporation by reference in this Current Report on Form 8-K/A of Global Signal Inc. of our report dated March 31, 2004, with respect to the statement of revenue and certain expenses of Tower Ventures for the year ended December 31, 2003, included in the Registration Statement (Form S-11 No. 333-112839) and related prospectus of Global Signal Inc.

                                                          /s/Ernst & Young LLP

Tampa, Florida
August 27, 2004